Exhibit 10.23

SPANSION INC.

2010 EQUITY INCENTIVE AWARD PLAN

NON-EMPLOYEE DIRECTORS

RESTRICTED STOCK UNIT AWARD

The following sets forth the terms of your Spansion Inc. Restricted Stock Unit (“RSU”) Award:

Employee Name:
Stock ID:
Grant Number:
Grant Date:
Number of Shares
Vesting Schedule and Payment Date:

The Restricted Stock Unit Award that is described and made pursuant to this Restricted Stock Unit Award (this “Award”) is issued under the Spansion Inc. 2010 Equity Incentive Award Plan (as amended from time to time, the “Plan”). By not electronically rejecting this Award within 30 days after the date of the electronic mail notification to you of the grant of this Award (the “Electronic Notification Date”), you agree to be bound by the terms and conditions herein, the Plan and all conditions established by the Company in connection with awards issued under the Plan including, if applicable, the Deferral Election Form for U.S. Non-Employee Directors.

The following terms and conditions apply to the RSUs granted pursuant to this Award.

Company; Defined Terms:

“Company” shall mean Spansion Inc., and, except as the context may otherwise require, references to “Company” shall be deemed to include its subsidiaries and affiliates.

To the extent not defined herein, capitalized terms shall have the meanings ascribed to them in the Plan.

Type of Award:	Restricted Stock Units, or RSUs. The RSUs entitle the Holder to receive an equal number of shares of Common Stock at settlement, as described below.

Brokerage Account Requirement

As a condition to the grant of the RSUs, the Holder agrees to open and maintain a brokerage account at the Company’s designated stock broker or other stock broker approved by the Company at all times that the RSUs remain outstanding.

Vesting and Settlement:

Unless the Holder previously made a valid deferral election pursuant to the Deferral Election Form for U.S. Non-Employee Directors provided to the Holder for this purpose, the RSUs shall vest and become payable according to the schedule set forth above; provided, however, that the RSUs will vest and be paid on such dates only if the Holder has not had a Termination of Service prior to the applicable Payment Date. Except as provided below, all unvested RSUs will be forfeited upon Termination of Service.

Vested RSUs shall be settled through the issuance of shares of Common Stock to the Holder equal to the number of RSUs to be settled and paid. The Holder may have elected to defer settlement of certain vested RSUs by making a valid and timely election pursuant to the terms of the Deferral Election Form for U.S. Non-Employee Directors.

Notwithstanding the foregoing, upon a Change in Control prior to Holder’s Termination of Service, one-hundred percent (100%) of the RSUs shall automatically be fully vested and payable. In anticipation of a Change in Control, the Administrator may cause the RSUs to terminate at a specific time in the future, including but not limited to the date of such Change in Control.

Further notwithstanding the foregoing, in the event of the Holder’s Termination of Service by reason of death or total and permanent disability (within the meaning of Section 22(e)(3) of the Code), provided that Holder has at least six (6) years of Service with the Company, the RSUs shall automatically be fully vested and payable.

Transferability of RSUs:

RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, provided that in the event of the Holder’s death, shares deliverable or amounts payable with respect to the RSUs shall be delivered or paid, as applicable, to the Holder’s designated beneficiary. The Administrator will advise Holders with respect to the procedures for naming and changing designated beneficiaries.

Rights as a Stockholder:

Until the shares of Common Stock are issued and delivered, a Holder will have no rights as a stockholder with respect to the shares of Common Stock subject to the RSU; provided, however, that if the settlement of the RSUs has been deferred pursuant to a valid Deferral Election Form for U.S. Non-Employee Directors, the Holder will receive Dividend Equivalents, if any, with respect to vested RSUs until the shares of Common Stock are issued and delivered.

No Right to Continued Service:

Neither the RSUs nor this Agreement confers upon the Holder any right to continue in the Service of the Company or any of its subsidiaries or interferes in any way with the right of the Company or any of its subsidiaries to terminate the Holder’s Service at any time.

Data Privacy:

By acceptance of this Award, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company and its affiliates hold certain personal information, including the Holder’s name, home address and telephone number, date of birth, social security number or other tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the United States, the European Economic Area, or elsewhere. The Holder hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Award.

No impact on other rights.	Participation in the Plan is voluntary.

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